Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Sitio Royalties Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	416(a) and 457(c)	2,508,490(1)	$25.60(2)	$64,217,344.00(2)	0.00011020	$7,076.76(2)

Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share	416(a) and 457(c)	73,734,001(1)	$25.51(3)	$1,880,954,365.51(3)	0.00011020	$207,281.18(3)

Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share, underlying Warrants	416(a) and 457(g)	1,144,718(1)	$44.84(4)	$51,329,155.12(4)	0.00011020	$5,656.48(4)

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts							$220,014.42

	Total Fees Previously Paid							$45,566.46(5)

	Total Fee Offsets							$167,371.20(6)

	Net Fee Due							$7,076.76

(1)

Represents 76,242,491 shares of Class A common stock, $0.0001 par value per share (the “Class A common stock”), of Sitio Royalties Corp. (the “Registrant”) that will be offered for resale by the selling stockholders pursuant to the prospectus to which this exhibit is attached and 1,144,718 shares of Class A common stock that may be issued upon exercise of 4,578,872 outstanding warrants (“Warrants”), each four entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $44.84 per share, subject to certain adjustments. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock offered hereby also include an indeterminate number of additional shares of Class A common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)

Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of the Class A common stock on August 9, 2023, as reported on the New York Stock Exchange.

(3)

Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of the Class A common stock on January 10, 2023, as reported on the New York Stock Exchange, which is a date within five business days of the initial filing date of the Registration Statement on Form S-3 (File No. 333-269228) (the “2023 Registration Statement”), which was declared automatically effective upon filing with the U.S. Securities and Exchange Commission on January 13, 2023.

(4)

Pursuant to Rule 457(g) of the Securities Act, the registration fee is calculated on the basis of the exercise price of the Warrants on January 13, 2023, which is the initial filing date of the 2023 Registration Statement.

(5)	In connection with the initial filing of the 2023 Registration Statement, the Registrant paid a filing fee of $45,566.46
(6)	See Notes (2), (3) and (4) to Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Claimed

Rule 457(p)

Fee Offset Claims	Sitio Royalties Corp.(1)	Form S-3	333-266182	July 18, 2022		$159,478.26(2)	Equity	Class A common stock	70,478,065(2)	$1,720,369,566.65(2)

Fee Offset Sources	Sitio Royalties Corp.(1)	Form S-3	333-266182		July 18, 2022						$159,478.26(2)

Fee Offset Claims	Falcon Minerals Corporation(1)	Form S-3	333-227250	September 10, 2018		$5,656.48(3)	Equity	Class A common stock underlying the Warrants	1,144,718(3)	$244,375,000.00(3)

Fee Offset Sources	Falcon Minerals Corporation(1)	Form S-3	333-227250		September 10, 2018						$5,656.48(3)

Fee Offset Claims	Falcon Minerals Corporation(1)	Form S-3	333-227250	September 10, 2018		$2,236.46(4)	Equity	Class A common stock	392,902(4)	$1,000,043.02(4)

Fee Offset Sources	Falcon Minerals Corporation(1)	Form S-3	333-227250		September 10, 2018						$2,236.46(4)

(1)

On June 7, 2022, Sitio Royalties Corp. consummated a merger transaction with Falcon Minerals Corporation pursuant to an Agreement and Plan of Merger, dated as of January 11, 2022. On December 29, 2022, Sitio Royalties Corp. consummated a merger transaction with Brigham Minerals, Inc. pursuant to an Agreement and Plan of Merger, dated September 6, 2022. For SEC reporting purposes, the Registrant’s predecessor is Sitio Royalties Corp. (formerly known as Falcon Minerals Corporation and now known as STR Sub Inc.) for the period prior to December 29, 2022.

(2)

Pursuant to Rule 457(p) under the Securities Act, this registration statement includes 70,478,065 unsold shares of Class A common stock with a maximum aggregate offering price of $1,720,369,566.65 that were previously registered under a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) on July 18, 2022, as amended on July 28, 2022 (File No. 333-266182) (“Registration Statement I”) and declared effective on August 3, 2022. A filing fee of $159,478.26 with respect to 70,478,065 shares of Class A common stock with a maximum aggregate offering price of $1,720,369,566.65 was paid in connection with the filing of Registration Statement I, which will continue to be applied to the unsold shares of Class A common stock included on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the 76,242,491 shares of Class A common stock being registered hereby in the amount of $220,014.42 is offset by $159,478.26 in registration fees previously paid by the Registrant with respect to the shares of Class A common stock that were registered but not issued pursuant to the Registration Statement I.

(3)

Pursuant to Rule 457(p) under the Securities Act, this registration statement includes 1,144,718 unsold shares of Class A common stock underlying the Warrants, as described in Note (1) under Table 1 above, that were previously registered under a Registration Statement on Form S-3 with the SEC on September 10, 2018, as amended on September 26, 2018 (File No. 333-227250) (“Registration Statement II”) and declared effective on September 28, 2018, which was subsequently updated and replaced as it pertains to the unsold shares of Class A common stock underlying the Warrants by that certain Registration Statement on Form S-3, filed with the SEC on September 20, 2021 (File No. 333-259668) (“Registration Statement III” and, together with the Registration Statement II, the “Warrant Registration Statements”) and declared effective on October 1, 2021, registering the unsold shares Class A common stock underlying the Warrants. A filing fee of $30,425.00 with respect to the unsold shares of Class A common stock underlying the Warrants was paid in connection with the filing of Registration Statement II, which will continue to be applied to the unsold shares of Class A common stock underlying the Warrants included on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the unsold shares of Class A common stock underlying the Warrants being registered hereby in the amount of $5,656.48 is offset by $5,656.48 in registration fees previously paid by the Registrant with respect to the shares of Class A common stock underlying the Warrants that were registered but not issued pursuant to the Warrant Registration Statements. Accordingly, no registration fees are being paid at this time with respect to the shares of Class A common stock underlying the Warrants. Pursuant to Rule 457(p) under the Securities Act, the remaining unused fees from Registration Statement II ($24,768.52) will be applied to the fees payable pursuant to this registration statement under the applicable prospectus supplement.

(4)

Pursuant to Rule 457(p) under the Securities Act, this registration statement includes 392,902 shares of Class A common stock with a maximum aggregate offering price of $1,000,043.02 that were previously registered under Registration Statement II. A filing fee of $2,236.46 with respect to the unsold shares of Class A common stock was paid in connection with the filing of Registration Statement II, which will continue to be applied to the shares of Class A common stock included on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the 76,242,491 shares of Class A common stock being registered hereby in the amount of $220,014.42 is offset by $2,236.46 in registration fees previously paid by the Registrant with respect to the shares of Class A common stock that were registered but not issued pursuant to Registration Statement II.